
INVESTOR PRESENTATION
NASDAQ: GNTY
3rd Quarter 2021

SAFE HARBOR STATEMENT

ABOUT GUARANTY BANCSHARES, INC.

Guaranty Bancshares, Inc. is a bank holding company that conducts commercial banking activities through its wholly-owned subsidiary, Guaranty Bank & Trust, N.A. As one of the oldest regional community banks in Texas, Guaranty Bank & Trust provides its customers with a full array of relationship-driven commercial and consumer banking products and services, as well as mortgage, trust, and wealth management services. Guaranty Bank & Trust has 32 banking locations across 26 Texas communities located within the East Texas, Dallas/Fort Worth, greater Houston and Central Texas regions of the state. As of September 30, 2021, Guaranty Bancshares, Inc. had total assets of $2.97 billion, total loans of $1.97 billion and total deposits of $2.56 billion. Visit gnty.com for more information.

NO OFFER OR SOLICITATION

This communication does not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

NON-GAAP FINANCIAL MEASURES

Guaranty reports its results in accordance with United States generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP performance measures used in managing its business may provide meaningful information about underlying trends in its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Guaranty's reported results prepared in accordance with GAAP. Please see "Reconciliation of Non-GAAP Measures" at the end of this presentation for a reconciliation to the nearest GAAP financial measure.

SAFE HARBOR STATEMENT

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "should," "could," "predict," "potential," "believe," "will likely result," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "would" and "outlook," or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Actual results may also be significantly impacted by the effects of the ongoing COVID-19 pandemic, including, among other effects: the impact of the public health crisis; the operation of financial markets; global supply chain disruptions; employment levels; market liquidity; the impact of various actions taken in response by the U.S. federal government, the Federal Reserve, other banking regulators, state and local governments; and the impact that all of these factors have on our borrowers, other customers, vendors and counterparties. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the "Risk Factors" referenced in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, other risks and uncertainties listed from time to time in our reports and documents filed with the Securities and Exchange Commission ("SEC"). We can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this presentation, and we do not intend, and assume no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Guaranty Bancshares, Inc.

QUARTERLY HIGHLIGHTS

Ty Abston
CEO and Chairman of the Board

Cappy Payne
SR EVP and CFO

Shalene Jacobson
EVP and Chief Risk Officer

Q3 2021 – QUARTERLY HIGHLIGHTS

SOLID BALANCE SHEET

- Total assets were $2.97 billion at Sept. 30, 2021, compared to $2.93 billion at Jun. 30, 2021
- Total gross loans were $1.97 billion at Sept. 30, 2021, compared to $1.89 billion at Jun. 30, 2021
- Gross loans, excluding PPP and HFS, increased $132.8 million (7.9%) during quarter and $168.6 (9.8%) YTD
- Total deposits were $2.56 billion at Sept. 30, 2021 compared to $2.53 billion at Jun. 30, 2021
- Shareholders' equity was $297.4 million at Sept. 30, 2021 compared to $287.7 million at Jun. 30, 2021
- Cash dividend of $0.20 per common share for both 3Q21 and 2Q21

STRONG NET & CORE EARNINGS, NIM

- Net earnings of $9.3 million, ROAA of 1.24% and ROAE of 12.44%
- Net core earnings* of $9.7 million, core ROAA* of 1.36% and core ROAE* of 13.08%
- Net earnings of $0.77 basic earnings per share ("EPS"), net core earnings of $0.81 basic EPS
- Net interest margin (FTE), ex-PPP*, was 3.39% in 3Q21, compared to 3.38% in 2Q21 and 3.77% in 3Q20
- Loan yield, ex-PPP*, was 4.73% in 3Q21, compared to 4.82% in 2Q21 and 4.90% in 3Q20
- Cost of interest bearing deposits was 0.33% in 3Q21, compared to 0.37% in 2Q21 and 0.63% in 3Q20

NON-INTEREST INCOME AND EXPENSE

- Non-interest income increased by $479,000, or 8.0%, during quarter, driven primarily by an increase in gains on sales of loans of $515,000 during 3Q21.
- Non-interest expense increased $1.6 million, or 8.9%, during quarter, due primarily to a $794,000 increase in employee compensation and benefits, a one-time swap termination fee of $434,000 and a $204,000 increase in software and technology expenses during the quarter
- Efficiency ratio of 64.25%. Excluding the effects of PPP, 66.47%*

*Non-GAAP financial metrics. Calculations of these metrics and reconciliations to GAAP are included in the Reconciliation of Non-GAAP Financial Measures pages at the end of this presentation.

Q3 2021 – QUARTERLY HIGHLIGHTS

COVID-19 RESPONSE, DEFERRALS & PPP

- All bank locations are open at normal operating hours
- We have implemented a remote work policy to allow additional flexibility to certain employees when the position and environment are conducive to remote work arrangement
- As of September 30, 2021:
  - No loans remain in the P&I or I/O deferral program; all loans under the deferral programs have returned to contractual payments
  - PPP1 loans:
    - Originated $209.6 million to 1,944 borrowers
    - $205.6 million to 1,835 borrowers has been forgiven by the SBA
    - During 3Q21, recognized $308,000 of loan origination fees via amortization and forgiveness
    - Net deferred fees of $47,000 remain to be recognized
  - PPP2 loans:
    - Originated $100.8 million to 1,349 borrowers
    - $29.4 million to 685 borrowers has been forgiven by the SBA
    - During 3Q21, recognized $427,000 of loan origination fees via amortization and forgiveness
    - Net deferred fees of $1.8 million remain to be recognized

Q3 2021 – QUARTERLY HIGHLIGHTS

SOLID LOAN PORTFOLIO & CREDIT QUALITY

- Our borrowers have weathered the COVID storm. The Texas economy is doing very well compared to the national economy with businesses re-opened and appearing to be busy
- Loan growth is expected to be good in the last quarter of 2021, primarily in CRE and C&I. Pipeline is strong
- We are not loosening credit underwriting standards to facilitate higher growth
- Loan yield is holding up well with respect to many peers. Average loan yield, ex-PPP*, for the quarter is 4.73% and is 4.78% year-to-date
- 66.3% of the loan portfolio, or $1.26 billion, has interest rate floors and 60.8% of those loans are currently at their floors. The weighted average interest rate of loans currently at their floor is 4.33%
- Non-performing assets to total assets were 0.11% in 3Q21, compared to 0.13% in 2Q21 and 0.53% in 3Q20
- Non-performing assets to total loans were 0.16%, compared to 0.20% in 2Q21 and 0.72% in 3Q20
- Net charge-offs were $227,000, compared to $222,000 in 2Q21, and $62,000 in 3Q20
- Net charge-offs to average loans were 0.05% for 3Q21 and 2Q21, compared to 0.01% for 3Q20

ACL

- Reverse provision for credit losses of $700,000 during 3Q21. Reduction in COVID-specific Q-factors by 12.75 bps during the quarter and continued adjustments to standard Q-factors in certain segments
- Allowance for credit losses (ACL) coverage is 1.55% of total loans at Sep. 30, 2021, compared to 1.67% at Jun. 30, 2021 and 1.72% at Sep. 30, 2020
- ACL coverage, excluding PPP loans* is 1.62% of total loans at Sep. 30, 2021, compared to 1.79% at Jun. 30, 2021 and 1.93% at Sep. 30, 2020

*Non-GAAP financial metrics. Calculations of these metrics and reconciliations to GAAP are included in the Reconciliation of Non-GAAP Financial Measures pages at the end of this presentation.

Guaranty Bancshares, Inc.

Q & A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Net Core Earnings and Net Core Earnings per Common Share

	Quarter Ended				
	2021			2020	
(dollars in thousands, except per share data)	September 30	June 30	March 31	December 31	September 30
Net earnings	$ 9,253	$ 10,432	$ 10,962	$ 9,915	$ 10,134
Adjustments:					
Provision for credit losses	(700)	(1,000)	—	—	(300)
Income tax provision (benefit)	2,179	2,312	2,336	2,290	2,350
PPP loans, including fees	(1,005)	(1,954)	(3,905)	(2,654)	(1,076)
Net interest expense on PPP-related borrowings	—	—	—	—	3
Net core earnings	$ 9,727	$ 9,790	$ 9,393	$ 9,551	$ 11,111
Weighted-average common shares outstanding, basic*	12,067,769	12,056,550	12,038,638	12,063,154	12,113,266
Earnings per common share, basic*	$ 0.77	$ 0.87	$ 0.91	$ 0.82	$ 0.84
Net core earnings per common share, basic*	0.81	0.81	0.78	0.79	0.92

* Periods prior to the stock dividend issued during the first quarter of 2021 have been adjusted to give effect to the 10% stock dividend.

Net Core Earnings to Average Assets, as Adjusted, and Average Equity

	Quarter Ended				
	2021			2020	
(dollars in thousands)	September 30	June 30	March 31	December 31	September 30
Net core earnings	$ 9,727	$ 9,790	$ 9,393	$ 9,551	$ 11,111
Total average assets	$ 2,953,180	$ 2,938,944	$ 2,775,567	$ 2,659,725	$ 2,639,335
Adjustments:					
PPP loan average balance	(107,931)	(155,417)	(137,251)	(179,240)	(209,506)
Excess fed funds sold due to PPP-related borrowings	—	—	—	—	(8,152)
Total average assets, adjusted	$ 2,845,249	$ 2,783,527	$ 2,638,316	$ 2,480,485	$ 2,421,677
Net core earnings to average assets, as adjusted (annualized)	1.36	1.41	1.44	1.53	1.83
Total average equity	$ 295,076	$ 285,803	$ 277,612	$ 271,397	$ 265,027
Net core earnings to average equity (annualized)	13.08	13.74	13.72	14.00	16.68

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Net Interest Income and Net Interest Margin, Net of PPP Effects

(dollars in thousands)	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021	Three Months Ended June 30, 2021	Three Months Ended September 30, 2020
Net interest income	$ 23,570	$ 71,538	$ 23,477	$ 22,279
Adjustments:				
PPP-related interest income	(270)	(990)	(385)	(527)
PPP-related net origination fees	(735)	(5,275)	(1,362)	(549)
PPP-related borrowings	—	—	—	3
Net interest income, net of PPP effects	$ 22,565	$ 65,273	$ 21,730	$ 21,206
Total average interest-earning assets	$ 2,780,081	$ 2,720,103	$ 2,769,054	$ 2,481,453
Total average interest-earning assets, net of PPP effects	2,672,150	2,586,794	2,613,637	2,263,795
Net interest margin[(1)]	3.36%	3.52%	3.40%	3.57%
Net interest margin, net of PPP effects[(2)]	3.35	3.37	3.33	3.73
Net interest income	$ 23,570	$ 71,538	$ 23,477	$ 22,279
Interest income tax adjustments	278	798	269	233
Net interest income, fully taxable equivalent ("FTE")	$ 23,848	$ 72,336	$ 23,746	$ 22,512
Net interest income, FTE, net of PPP effects	22,843	66,071	21,999	21,439
Net interest margin, FTE[(3)]	3.40	3.56	3.44	3.61
Net interest margin, FTE, net of PPP effects[(4)]	3.39	3.41	3.38	3.77

(1) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized.
(2) Net interest margin is equal to net interest income, net of PPP effects, divided by average interest-earning assets, excluding average PPP loans, annualized. Taxes are not a part of this calculation.
(3) Net interest margin on a taxable equivalent basis is equal to net interest income adjusted for nontaxable income divided by average interest-earning assets, annualized, using a marginal tax rate of 21%.
(4) Net interest margin on a taxable equivalent basis is equal to net interest income, net of PPP effects, adjusted for nontaxable income divided by average interest-earning assets, excluding average PPP loans, annualized, using a marginal tax rate of 21%.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Loan Yield, Net of PPP Effects

(dollars in thousands)	Nine Months Ended September 30, 2021 Average Outstanding Balance	Nine Months Ended September 30, 2021 Interest Earned/ Interest Paid	Nine Months Ended September 30, 2021 Average Yield/ Rate	Three Months Ended September 30, 2020 Average Outstanding Balance	Three Months Ended September 30, 2020 Interest Earned/ Interest Paid	Three Months Ended September 30, 2020 Average Yield/ Rate
Total loans	$ 1,906,989	$ 69,664	4.88%	$ 1,964,894	$ 22,681	4.59%
Adjustments:						
PPP loans average balance and net fees	(133,309)	(6,265)	6.28	(209,506)	(1,076)	2.04
Total loans, net of PPP effects	$ 1,773,680	$ 63,399	4.78%	$ 1,755,388	$ 21,605	4.90%
Effect of removing PPP loans on loan yield			-0.10%			0.31%

(dollars in thousands)	Three Months Ended September 30, 2021 Average Outstanding Balance	Three Months Ended September 30, 2021 Interest Earned/ Interest Paid	Three Months Ended September 30, 2021 Average Yield/ Rate	Three Months Ended June 30, 2021 Average Outstanding Balance	Three Months Ended June 30, 2021 Interest Earned/ Interest Paid	Three Months Ended June 30, 2021 Average Yield/ Rate
Total loans	$ 1,921,005	$ 22,605	4.67%	$ 1,912,722	$ 22,864	4.79%
Adjustments:						
PPP loans average balance and net fees	(107,931)	(1,005)	3.69	(155,417)	(1,747)	4.51
Total loans, net of PPP effects	$ 1,813,074	$ 21,600	4.73%	$ 1,757,305	$ 21,117	4.82%
Effect of removing PPP loans on loan yield			0.06%			0.03%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Efficiency Ratio, Net of PPP Effects

(dollars in thousands)	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021	Three Months Ended June 30, 2021	Three Months Ended September 30, 2020
Total noninterest expense	$ 19,287	$ 54,302	$ 17,703	$ 16,758
Adjustments:				
PPP-related deferred costs	—	599	207	24
Total noninterest expense, net of PPP effects	$ 19,287	$ 54,901	$ 17,910	$ 16,782
Net interest income	23,570	71,538	23,477	22,279
Net interest income, net of PPP effects	22,565	65,273	21,730	21,206
Total noninterest income	$ 6,449	$ 18,538	$ 5,970	$ 6,663
Efficiency ratio[(1)]	64.25%	60.28%	60.12%	57.90%
Efficiency ratio, net of PPP effects[(2)]	66.47	65.51	64.66	60.22

(1) The efficiency ratio was calculated by dividing total noninterest expense by net interest income plus noninterest income, excluding securities gains or losses. Taxes are not part of this calculation.
(2) The efficiency ratio, net of PPP effects, was calculated by dividing total noninterest expense, net of PPP-related deferred costs, by net interest income, net of PPP effects, plus noninterest income, excluding securities gains or losses. Taxes are not part of this calculation.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Total Non-Performing Assets to Total Loans, Excluding PPP

	Quarter Ended				
	2021			2020	
(dollars in thousands)	September 30	June 30	March 31	December 31	September 30
Total loans[(1)(2)]	$ 1,970,881	$ 1,890,164	$ 1,912,367	$ 1,866,819	$ 1,958,634
Adjustments:					
PPP loans balance	(75,304)	(127,390)	(158,236)	(139,808)	(209,609)
Total loans, excluding PPP[(1)(2)]	$ 1,895,577	$ 1,762,774	$ 1,754,131	$ 1,727,011	$ 1,749,025
Total non-performing assets	$ 3,238	$ 3,829	$ 3,699	$ 13,115	$ 14,093
Non-performing assets as a percentage of:					
Total loans[(1)(2)]	0.16%	0.20%	0.19%	0.70%	0.72%
Total loans, excluding PPP[(1)(2)]	0.17	0.22	0.21	0.76	0.81

(1) Excludes outstanding balances of loans held for sale of $1.9 million, $5.1 million, $4.7 million, $5.5 million, and $9.1 million as of September 30, June 30 and March 31, 2021 and December 31, and September 30, 2020, respectively.

(2) Excludes deferred loan fees of $(2.0) million, $(2.3) million, $(2.6) million, $(1.5) million, and $(3.6) million as of September 30, June 30 and March 31, 2021 and December 31, and September 30, 2020, respectively.

ACL to Total Loans, Excluding PPP

(dollars in thousands)	As of September 30, 2021	As of June 30, 2021	As of September 30, 2020
Total loans	$ 1,970,881	$ 1,890,164	$ 1,958,634
Adjustments:			
PPP loans	(75,304)	(127,390)	(209,609)
Total loans, excluding PPP	$ 1,895,577	$ 1,762,774	$ 1,749,025
Allowance for credit losses	$ 30,621	$ 31,548	$ 33,757
Allowance for credit losses / period-end loans	1.55%	1.67%	1.72%
Allowance for credit losses / period-end loans. excluding PPP	1.62	1.79	1.93